                           SCHEDULE 14A INFORMATION
                           ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. XXX)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definite Additional Materials
[ ]  Soliciting Material Pursuant to [S]240.14a-11(c) or [S]240.14a-12

Conner Peripherals Inc.
- - ------------------------------------------------
(Name of Registrant as specified in its charter)

Conner Peripherals Inc.
- - ------------------------------------------------
(Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies: n/a
(2)  Aggregate number of securities to which transaction applies: n/a
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: n/a
(4)  Proposed maximum aggregate value of transacton: n/a
- - ------------
(A) Set forth the amount on which the filing fee is calculated and show how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  0
(2)  Form, Schedule or Registration Statement No.:  -
(3)  Filing Party:  -
(4)  Date Filed:  -

                                                                  March 18, 1994

TO THE STOCKHOLDERS OF CONNER PERIPHERALS, INC.:

  You are cordially invited to attend the Annual Meeting of Stockholders of Conner Peripherals, Inc. on Tuesday, April 19, 1994 at 10:00 a.m., local time. The Annual Meeting will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113.

  At the meeting, in addition to electing directors for the next year and ratifying the appointment of Price Waterhouse as the Company's independent public accountants, you will be asked to ratify and approve an amendment to the Company's Employee Stock Purchase Plan, increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 1,500,000 shares, and the Company's Performance-Based Executive Compensation Plan.

  Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying envelope. By returning the proxy, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                     FINIS F. CONNER
                                     Chairman and Chief Executive Officer

                            CONNER PERIPHERALS, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                          TO BE HELD ON APRIL 19, 1994

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Conner Peripherals, Inc., a Delaware corporation, will be held on Tuesday, April 19, 1994 at 10:00 a.m., local time, at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113, for the following purposes:

    1. To elect directors of the Company to serve for the ensuing year and until their successors are elected;

    2. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 1,500,000 shares;

    3. To ratify and approve the Company's Performance-Based Executive Compensation Plan;

    4. To ratify the appointment of Price Waterhouse as the independent public accountants for the Company for the fiscal year ending December 31, 1994; and

    5. To transact such other business as may properly come before the meeting.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 4, 1994 are entitled to vote at the Annual Meeting.

                                     FOR THE BOARD OF DIRECTORS

                                     Marla Ann Stark
                                     Secretary

San Jose, California
March 18, 1994


                             YOUR VOTE IS IMPORTANT

   TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                            CONNER PERIPHERALS, INC.

                                PROXY STATEMENT

                               PROCEDURAL MATTERS

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Conner Peripherals, Inc. ("Conner" or the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, April 19, 1994 at 10:00 a.m. local time, or at any continuation or adjournment thereof. The Annual Meeting will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113.

  The Company's principal executive offices are located at 3081 Zanker Road, San Jose, California 95134. The Company's telephone number at that address is
(408) 456-4500.

  This Proxy Statement was mailed to stockholders on or about March 18, 1994.

RECORD DATE AND SHARE OWNERSHIP

  Stockholders of record at the close of business on March 4, 1994 (the "Record Date") are entitled to vote at the meeting. At the Record Date, 50,678,912 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information--Share Ownership by Principal Stockholders and Management." The closing price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on the Record Date was $18.875 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each share of Common Stock has one vote on all matters. Stockholders do not have the right to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company is retaining Corporate Investor Communications, Inc. to solicit proxies for a cost of approximately $7,500, plus out-of-pocket expenses. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" OR "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both

(i) the presence or absence of a quorum for the transaction of business and
(ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have an affect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next annual meeting of stockholders must be received by the Company no later than November 18, 1994 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

  The Company's fiscal year ends on the Saturday nearest to December 31. Fiscal 1993 ended on January 1, 1994 ("1993 Fiscal Year End") and is referred to herein as the "Last Fiscal Year."

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

  A board of seven directors will be elected at the Annual Meeting. Mr. John Squires and Mr. Roger Penske have advised the Company that they will not stand for re-election to the Company's Board of Directors at the Annual Meeting. In January 1994 the Board resolved that, upon completion of the terms of office of each of Mr. Penske and Mr. Squires, the exact number of directors designated in the Company's Bylaws shall be reduced from nine to seven. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees of the Board of Directors named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. The proxies cannot be voted for a greater number of persons than the number of directors to be elected.

  THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW:

   NAME OF NOMINEE        AGE                PRINCIPAL OCCUPATION
   ---------------        ---                --------------------
   Finis F. Conner.......  50 Chairman of the Board and Chief Executive Officer
                               of the Company
   David T. Mitchell.....  52 President and Chief Operating Officer of the
                               Company
   William J. Schroeder..  49 Vice Chairman of the Company
   William S. Anderson...  74 Retired Chairman of the Board of Directors of NCR
                               Corporation
   L. Paul Bremer........  52 Managing Partner, Kissinger Associates, Inc.
   Linda Wertheimer Hart.  53 Vice Chairman of Hart Group, Inc.
   Mark Rossi............  37 Vice President of Prudential Equity Investors,
                               Inc.

  The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his or her successor has been elected. There are no family relationships between any directors or executive officers of the Company.

  Mr. Conner founded the Company in June 1985 and has served as Chairman of the Board and Chief Executive Officer of the Company since its formation.

  Mr. Mitchell joined the Company in October 1992 as President and Chief Operating Officer. In December 1992, Mr. Mitchell was appointed as a director of the Company. Prior to joining the Company, Mr. Mitchell co-founded Seagate Technology, Inc., a manufacturer of rigid magnetic disk drives, and served as its President, Chief Operating Officer and a director from 1983 to 1991.

  Mr. Schroeder joined the Company as President, Chief Operating Officer and a director in December 1986. He served as President and Chief Operating Officer until January 1989, when he became the Vice Chairman of the Board of Directors. From January 1989 to January 1990 he also served as President of the Company's New Products Group. Mr. Schroeder is a director of Xircom, Inc.

  Mr. Anderson has been a director of the Company since April 1990. From 1945 until his retirement in 1984, Mr. Anderson held various positions at NCR Corporation, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1984 until 1989, Mr. Anderson continued his affiliation with NCR Corporation as Chairman of the Executive Committee of its Board of Directors.

  Mr. Bremer has been a director of the Company since October 1992. In 1989, Mr. Bremer became Managing Director of Kissinger Associates, Inc., a strategic consulting firm, after a 23-year career in the United States Diplomatic Service. While in the United States Diplomatic Service, Mr. Bremer served most recently as a Career Minister in the Senior Foreign Service with the rank of Ambassador-at-Large from 1986 to 1989. Mr. Bremer is a director of Air Products and Chemicals, Inc.

  Ms. Hart has been a director of the Company since July 1992. Ms. Hart has served as the Vice Chairman of Hart Group, Inc., a diversified group of companies involved in insulation manufacturing and residential and commercial services, since February 1990. Prior to joining Hart Group, Inc. in February 1990, Ms. Hart was a partner with the law firm of Vinson & Elkins from July 1986 to January 1990.

  Mr. Rossi has served as a director of the Company since September 1987. Since 1984, Mr. Rossi has served as Vice President of Prudential Equity Investors, which is the general partner of three private equity investment partnerships, Prudential Venture Partners, Prudential Venture Partners II and Prudential Private Equity Investors III.

VOTE REQUIRED

  The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held nine meetings during the Last Fiscal Year. No incumbent director attended fewer than 75% of the aggregate of all meetings of the Board of Directors occurring during his or her tenure as a director and any committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Audit Committee currently consists of directors William S. Anderson, Mark Rossi and Linda Wertheimer Hart. During the Last Fiscal Year, the Audit Committee held four meetings. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee currently consists of directors Mark Rossi, William S. Anderson, Linda Wertheimer Hart and L. Paul Bremer. During the Last Fiscal Year, the Compensation Committee held eight meetings. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. See "Board Compensation Committee Report on Executive Compensation."

  In January 1994, the Board of Directors appointed a Nominating Committee consisting of directors L. Paul Bremer and William S. Anderson. The Nominating Committee (i) reviews the size, diversity, independence and composition of the Board and (ii) recommends potential candidates for director. The Nominating Committee will consider nominations for directors submitted by stockholders in the manner contemplated by the Company's Bylaws and applicable law.

DIRECTOR COMPENSATION

  Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Non-employee directors ("Outside Directors") receive an annual retainer fee of $20,000 plus compensation of $1,000 per meeting, in addition to the automatic grant of stock options pursuant to the Company's 1986 Incentive Stock Plan (the "1986 Plan"). Employee directors are not compensated for their service on the Board of Directors or on committees of the Board.

  In order to provide an incentive to Outside Directors of the Company, options are granted to Outside Directors pursuant to Section 4(c) of the 1986 Plan (the "Automatic Grant Program"). Options may not be granted to Outside Directors of the Company except under the Automatic Grant Program.

  Under the Automatic Grant Program, each Outside Director automatically receives an option to purchase 20,000 shares of the Company's Common Stock on the date such person becomes an Outside Director of the Company (the "Initial Option"). Subsequent to the grant of the Initial Option, each Outside Director receives an option to purchase an additional 6,000 shares of the Company's Common Stock on the first day of each fiscal year of the Company. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's Common Stock on the date of the automatic grant. Options granted to Outside Directors become exercisable cumulatively with respect to 1/36th of the underlying shares on the first day of each month following the date of grant of such option. Options granted to Outside Directors have a term of five years from the date of grant.

  During the Last Fiscal Year, each of directors Hart, Rossi, Anderson, Bremer and Penske received options to purchase 6,000 shares at an exercise price of $20.75 per share pursuant to the Automatic Grant Program.

                                 PROPOSAL NO. 2
            RATIFICATION AND APPROVAL OF AMENDMENT OF THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

  In March 1988, the Board of Directors adopted and approved the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The stockholders approved the Purchase Plan in April 1988. A total of 500,000 shares of Common Stock were initially reserved for issuance under the Purchase Plan. Through April 1993, the stockholders have approved amendments to the Purchase Plan increasing the number of shares reserved for issuance thereunder to 3,000,000 shares.

PROPOSED AMENDMENT

  On October 19, 1993, the Board of Directors approved, subject to stockholder approval, an amendment to the Purchase Plan to further increase the number of shares reserved for issuance thereunder to 4,500,000 shares. At the Annual Meeting, the stockholders are being requested to ratify and approve this amendment to the Purchase Plan to increase the number of shares reserved thereunder by 1,500,000 shares. The Board of Directors believes that it is in the Company's best interests to increase the number of shares reserved for issuance under the Purchase Plan so that the Company may continue to provide ongoing incentives to the Company's employees through an opportunity to purchase the Company's Common Stock at a discount through payroll deductions.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to ratify and approve the proposed amendment to the Purchase Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

GENERAL

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").

  As of 1993 Fiscal Year End, an aggregate of 2,601,135 shares of the Company's Common Stock had been sold pursuant to the Purchase Plan. There are approximately 9,000 employees currently eligible to participate in the Purchase Plan, of whom approximately 3,500 are participating in the current offering period which will end on April 29, 1994.

SUMMARY OF THE PURCHASE PLAN

  A description of the principal features of the Purchase Plan, as amended to date, is set forth below.

  Purpose. The purpose of the Purchase Plan is to provide employees of the Company who participate in the plan with an opportunity to purchase Common Stock of the Company at a discount through payroll deductions.

  Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board (the "Administrator"), and is currently being administered by the Compensation Committee of the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Administrator, whose decisions are final and binding upon all participants.

  Eligibility. Any person who is customarily employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423 of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Administrator for all eligible employees with respect to a given offering.

  Offering Dates. The Purchase Plan is implemented by one offering during each six-month period of the plan. The first offering period commenced on April 12, 1988. The Administrator may alter the duration of the offering periods without stockholder approval.

  Purchase Price. The purchase price per share at which shares are sold under the Purchase Plan is equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period or 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is the closing price of the Common Stock on the NYSE as of such date.

  Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the plan to include the regular straight time gross earnings, in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, commissions or incentive compensation. Beginning April 30, 1994, the first day of the next offering period, the definition of compensation under the Purchase Plan will include regular straight time gross earnings and commissions, in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, or incentive compensation. A participant may discontinue his or her participation in the plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions commence on the first payday following the offering date, and continue at the same rate until the end of the offering period unless decreased by the participant.

  Purchase of Stock; Exercise of Option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated during the offering period by 85% of the fair market value of the Common Stock at the beginning of the offering period. Unless a participant withdraws from the plan, such participant's option for the purchase of shares will be exercised automatically at the end of the offering period for up to the maximum number of shares at the lower of the fair market value of the Common Stock at the beginning or the end of the offering period.

  Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy pursuant to the plan more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) in any calendar year.

  Withdrawal. A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. The failure to remain in the continuous employ of the Company or its majority-owned subsidiaries for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

  Capital Changes. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Administrator to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

  Nonassignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

  Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no such amendment or termination shall affect options previously granted if it would adversely affect the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the plan, permit payroll deductions in excess of 15% of the participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the plan.

TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) an amount computed as 15% of the fair market value of the shares as of the grant date will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to optionees subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant.

  The foregoing brief summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PARTICIPATION IN PURCHASE PLAN

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. No purchases have been made under the Purchase Plan since the amendment being submitted for stockholder approval at the Annual Meeting. Outside Directors are not eligible to participate in the Purchase Plan.

  The following table sets forth certain information regarding shares purchased during the Last Fiscal Year by each of the Named Officers who participated in the Purchase Plan, all current executive officers as a group and all other employees who participated in the Purchase Plan as a group:

                                                        NUMBER OF
                   NAME OF INDIVIDUAL                     SHARES      DOLLAR
            OR IDENTITY OF GROUP AND POSITION          PURCHASED(#) VALUE($)(1)
            ---------------------------------          ------------ -----------
   Finis F. Conner....................................     1,851    $    5,747
    Chairman of the Board and Chief Executive Officer
   C. Scott Holt......................................     1,851         5,747
     Executive Vice President--Sales and Marketing
   All current executive officers as a group..........     3,702        11,494
   All other employees as a group.....................   968,291    $2,570,908

- - --------
(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

                                 PROPOSAL NO. 3
           APPROVAL OF PERFORMANCE--BASED EXECUTIVE COMPENSATION PLAN

  In February 1994, the Compensation Committee of the Board of Directors of the Company approved the adoption of the Company's Performance-Based Executive Compensation Plan (the "Plan"), and the Board of Directors directed that the Plan be submitted to the stockholders of the Company for their approval at the Annual Meeting.

  At the Annual Meeting, the stockholders are being requested to approve the Plan. The Plan will not become effective until its approval by the stockholders. No payments may be made pursuant to the Plan if the Plan is not approved by the stockholders at the Annual Meeting.

PURPOSE OF THE PLAN

  The purposes of the Plan are to: (i) enhance the alignment between employees, Company success, and stockholder interests; (ii) provide an objective structure and process for setting goals, evaluating performance, and making pay decisions; (iii) provide a leveraged financial incentive to meet corporate goals, business unit goals, and individual goals, and (iv) attract and retain key employees.

SUMMARY

  Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall consist of two or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder. Other than with respect to "covered employees" within the meaning of Section 162(m) of the Code ("Covered Employees"), the Chief Executive Officer (the "CEO") of the Company may assist in, and make recommendations regarding, the administration of the Plan.

  Eligibility and Participation In the Plan. Any employee of the Company who holds the position of Vice President (or equivalent position) and above, including any executive officer who is also a director of the Company, shall be eligible to participate in the Plan. Employees holding sales commission-eligible positions will not be eligible to participate in the Plan.

  Target Award Opportunity. The Committee shall determine a dollar-denominated target award opportunity for each participant based on the participant's salary and level of responsibility. For non-162-(m) participants, the percentage of the target award opportunity actually paid shall be based on the extent to which corporate, business unit, and individual performance objectives are achieved. For Covered Employees, the percentage of the target award opportunity actually paid shall be based on the extent to which corporate and business unit performance objectives are achieved. Each component may be weighted differently depending on the participant's role and level within the Company. The higher a participant's level and broader impact on the Company's performance, the more weight will be attached to corporate performance results.

  Corporate, business unit, and individual performance measures will be approved by the Committee and are consistent with the Company's annual business plan. At the corporate level, performance shall be based on operating income and net sales. However, return on assets, asset turns, inventory turns or other financial criteria may also be designated by the Committee as secondary measures. These measures are designed to relate directly to value creation and focus on profitability, growth, and asset utilization.

  For Covered Employees, awards may be earned and paid based on the achievement of semi-annual and annual performance objectives. A semi-annual award will be calculated for each Covered Employee at the end of the first six months in the Plan year. The semi-annual amount earned shall be paid in cash within thirty
(30) days following the end of the first semi-annual period.

  An annual award will also be calculated for each Covered Employee at the end of the Plan year based on the achievement of annual corporate and business unit performance objectives. The amount earned shall be paid in cash within sixty
(60) days following the end of the Plan year.

  Employees are not entitled to any award under the Plan if minimum corporate and business unit performance objectives are not achieved. However, the Committee, in its sole discretion and pursuant to circumstances it deems relevant, may reward outstanding individual performers for their contribution to the organization for the Plan year.

  The amount to be paid to each Plan participant under the Plan will depend on the factors set forth above. However, the maximum amount that any Plan participant could ever be eligible to receive under the Plan is $2,500,000 in a Plan year.

  Estimate of Benefits. The amounts that will be paid pursuant to the Plan are not currently determinable. The amounts that would have been awarded to each of the Named Officers, to all executive officers as a group and all other employees for fiscal 1993 if the Plan had been in effect are as follows:

                            NEW PLAN BENEFITS TABLE

                                                                     DOLLAR
                           NAME AND POSITION                       VALUE ($)
                           -----------------                       ---------
      Finis F. Conner............................................ $      0
        Chairman and Chief Executive Officer
      David T. Mitchell.......................................... $      0
        President and Chief Operating Officer
      C. Scott Holt.............................................. $      0
        Executive Vice President--Sales and Marketing
      William Schroeder.......................................... $      0
        Vice Chairman
      P. Jackson Bell............................................ $      0
        Executive Vice President and Chief Financial Officer
      All Executive Officers as a Group.......................... $      0
      All Other Employees........................................     Not
                                                                  Determinable

  Outside Directors are not eligible to participate in the Plan.

  Amendment and Termination of the Plan. The Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, including to adopt amendments deemed necessary or desirable to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any award granted under the Plan so long as any stockholder approval required by Section 162(m) of the Code has been obtained. No amendment, termination, or modification may adversely affect outstanding awards under the Plan, in any manner, without the consent of the affected participants. The Committee must determine that an amendment or modification is in the best interest of all persons to whom awards have previously been granted, and may not adopt an amendment or modification which would result in an increase in the amount of compensation payable under the Plan.

  Change in Control. In the event of a change in control of the Company, subject to the Committee's discretion, participants would become entitled to an award which is the greater of (i) actual performance to the date of the change in control; or (ii) their target award opportunity. In such event, awards would be paid in cash at the time of the change in control.

  Federal Income Tax Consequences. Under present Federal income tax regulations, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Plan be administered in a manner which maximizes the deductibility of compensation for the Company under Code Section 162(m).

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Plan.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                                 PROPOSAL NO. 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Price Waterhouse, independent accountants, to audit the financial statements of the Company for the year ending December 31, 1994 and recommends that the stockholders ratify such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Price Waterhouse has audited the Company's financial statements since the Company's inception in June 1985. Representatives of Price Waterhouse are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1994.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

  In addition to Messrs. Conner, Mitchell, and Schroeder, the following persons were executive officers of the Company as of March 4, 1994:

   NAME                     AGE                            POSITION
   ----                     ---                            --------
   P. Jackson Bell.........  52 Executive Vice President and Chief Financial Officer
   C. Scott Holt...........  52 Executive Vice President--Sales and Marketing
   Dr. Michael L. Workman..  37 Senior Vice President--Engineering and Chief Technical Officer

  Mr. Bell joined the Company in September 1993 as an Executive Vice President and the Chief Financial Officer. Prior to joining the Company, Mr. Bell was employed from April 1991 to September 1993 by American Airlines, Inc. as Senior Vice President--Planning and by AMR, Inc., a subsidiary of American Airlines, Inc., as Senior Vice President--Strategic Planning. From February 1989 to March 1991, Mr. Bell was employed by Burlington Northern, Inc. as Executive Vice President and Chief Financial Officer and by BNRR, a subsidiary of Burlington Northern, Inc., as Executive Vice President and Chief Financial Officer.

  Mr. Holt joined the Company as Vice President--Marketing in April 1986. In December 1986, Mr. Holt was appointed Executive Vice President--Sales and Marketing of the Company.

  Dr. Workman joined the Company in December 1992 as Senior Vice President-- Engineering. In February 1994, Dr. Workman was appointed to serve as the Company's Chief Technical Officer. Prior to joining the Company, Dr. Workman was employed from July 1978 to December 1992 by International Business Machines Corporation, a computer manufacturer, most recently as the Director of the Storage Development laboratory in San Jose, California.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with the NYSE. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1993 all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except that former officers Mr. Hua Bee Chan and Mr. David G. Ludvigson each filed one Form 4 late with respect to one transaction.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by: (a) each director; (b) each of the Named Officers; (c) all directors and executive officers as a group; and (d) each person known to the Company who beneficially owns more than 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

  A total of 50,678,912 shares of the Company's Common Stock were issued and outstanding as of the Record Date.

                                   SHARES    APPROXIMATE
           NAME OF PERSON       BENEFICIALLY   PERCENT
        OR IDENTITY OF GROUP       OWNED        OWNED
        --------------------    ------------ -----------
      Franklin Resources,
       Inc.(1)................   3,224,124      6.25%
        777 Mariners Island
        Boulevard
        San Mateo, CA 94404
      J. P. Morgan & Co.
       Incorporated(2)........   2,617,885      5.13
        60 Wall Street
        New York, NY 10260
      Finis F. Conner(3)......   1,779,900      3.48
      John P. Squires(4)......   1,229,414      2.41
      David T. Mitchell(5)....     243,750         *
      C. Scott Holt(6)........     181,148         *
      William J. Schroeder(7).     126,751         *
      Mark Rossi(8)...........      62,586         *
      William S. Anderson(9)..      44,165         *
      Roger S. Penske(10).....      30,165         *
      P. Jackson Bell.........      25,000         *
      Linda Wertheimer
       Hart(11)...............      15,554         *
      L. Paul Bremer(12)......      13,887         *
      All directors and execu-
       tive officers as a
       group
       (12 persons)(13).......   3,780,027      7.29

- - --------
  * Less than 1%.
 (1) Based on the initial filing of a Schedule 13G dated February 3, 1994 by Franklin Resources, Inc. ("Franklin") with the SEC. Franklin, which acts as a registered investment adviser, an investment company and a parent holding company, has sole voting power with respect to 3,221,124 shares, shared voting power with respect to 3,000 shares and shared dispositive power with respect to all shares. Includes 871,124 shares issuable upon conversion of 24,700,000 convertible debentures of the Company.
 (2) Based on Amendment No. 3 to Schedule 13G dated December 31, 1993 filed by J.P. Morgan & Co. Incorporated ("J.P. Morgan") with the SEC. J.P. Morgan, a parent holding company, has sole voting power with respect to 1,104,385 shares and sole dispositive power with respect to all shares. Includes the right to acquire 315,585 shares.
 (3) Includes 431,250 shares issuable upon exercise of options held by Mr. Conner, which options are exercisable within 60 days of the Record Date.
 (4) Includes 257,314 shares issuable upon exercise of options held by Mr. Squires, which options are exercisable within 60 days of the Record Date and 8,000 shares held by Mr. Squires' wife.
 (5) Includes 93,750 shares issuable upon exercise of options held by Mr. Mitchell, which options are exercisable within 60 days of the Record Date.
 (6) Includes 157,291 shares issuable upon exercise of options held by Mr. Holt, which options are exercisable within 60 days of the Record Date.
 (7) Includes 83,751 shares issuable upon exercise of options held by Mr. Schroeder, which options are exercisable within 60 days of the Record Date.

 (8) Includes 34,165 shares issuable upon exercise of options held by Mr. Rossi, which options are exercisable within 60 days of the Record Date. Also includes 25,264 shares held by Prudential Equity Investors, Inc. Mr. Rossi disclaims beneficial ownership of such shares.
 (9) Includes 34,165 shares issuable upon exercise of options held by Mr. Anderson, which options are exercisable within 60 days of the Record Date.
(10) Includes 28,165 shares issuable upon exercise of options held by Mr. Penske, which options are exercisable within 60 days of the Record Date.
(11) Includes 15,554 shares issuable upon exercise of options held by Ms. Hart, which options are exercisable within 60 days of the Record Date.
(12) Includes 13,887 shares issuable upon exercise of options held by Mr. Bremer, which options are exercisable within 60 days of the Record Date.
(13) Includes 1,166,999 shares issuable upon exercise of options held by all executive officers and directors as a group, which options are exercisable within 60 days of the Record Date.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table discloses compensation earned by the Company's Chief Executive Officer and the four other most highly paid executive officers (based on salary plus bonus for the Last Fiscal Year) for the last three fiscal years.

                                                                 LONG-TERM COMPENSATION
                                                               ---------------------------
                                    ANNUAL COMPENSATION              AWARDS        PAYOUTS
                              -------------------------------- ------------------- -------
                                                     OTHER     RESTRICTED
                                                     ANNUAL      STOCK              LTIP    ALL OTHER
        NAME AND               SALARY    BONUS    COMPENSATION   AWARD    OPTIONS  PAYOUTS COMPENSATION
   PRINCIPAL POSITION    YEAR   ($)      ($)(1)      ($)(2)      ($)(3)    (#)(4)    ($)      ($)(5)
   ------------------    ---- -------- ---------- ------------ ---------- -------- ------- ------------
Finis F. Conner......... 1993 $615,632 $        0   $     --   $        0 $      0   $ 0      $4,826
 Chairman and Chief      1992  548,654  1,247,109          0    1,687,500  300,000     0       3,596
 Executive Officer       1991  495,673    368,820          *            0        0     0           *
David T. Mitchell....... 1993  443,517          0    157,789            0  250,000     0       4,513
 President and Chief     1992   87,690    292,486         --    2,925,000  350,000     0       1,080
 Operating Officer
C. Scott Holt........... 1993  274,285     83,438         --            0   20,000     0       3,060
 Executive Vice          1992  274,352    375,778          0      168,750   50,000     0       2,832
 President--Sales and    1991  249,039    164,470          *            0   50,000     0           *
 Marketing
William J. Schroeder.... 1993  301,882          0         --            0        0     0       1,895
 Vice Chairman           1992  264,596    616,209         --      337,500  100,000     0       1,653
                         1991  249,039    157,944          *            0   50,000     0           *
P. Jackson Bell(6)...... 1993   99,523     50,000    130,645      268,750  125,000     0       1,250
 Executive Vice
 President and Chief
 Financial Officer

- - --------
 * Under the SEC's transition rules, no disclosure is required in these columns for fiscal 1991.

(1) Includes (i) bonuses paid with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year, and (ii) payments under the Company's cash profit sharing plan.

(2) Includes the following:

  (a) Payment by the Company in 1993 to Mr. Bell of relocation expenses in the amount of $130,645.

  (b) Payment by the Company in 1993 to Mr. Mitchell of relocation expenses in the amount of $143,029 and taxable business travel and certain medical expenses for a total of $14,760.

(3) The total number of restricted shares and the aggregate market value at January 1, 1994 (1993 Fiscal Year End) is as follows: Mr. Conner (100,000 shares, $1,462,500); Mr. Mitchell (150,000 shares, $2,193,750); Mr. Holt
    (10,000 shares, $146,250); Mr. Schroeder (20,000 shares, $292,500); and Mr.
    Bell (25,000 shares, $365,625). Aggregate market value is based on the closing price on the NYSE on December 31, 1993 ($14.625 per share). Persons holding restricted stock are entitled to receive any dividends paid to stockholders generally; however, stock issued in stock splits or dividends is subject to the same restrictions as the restricted stock with respect to which it is issued.

(4) The Company repriced Mr. Mitchell's outstanding options in 1993 in the following manner: The option to purchase 350,000 shares granted in October 1992 at an exercise price of $18.625 per share was cancelled in exchange for an option to purchase 250,000 shares at an exercise price of $9.25 per share, the fair market value of the Company's Common Stock on the date of the exchange, July 19, 1993.

(5) The amounts disclosed in the "All Other Compensation" column for the Last Fiscal Year include:

  (a) Payment by the Company in 1993 of premiums for term life insurance as follows: Mr. Conner, $4,826; Mr. Mitchell, $4,513; Mr. Holt, $2,880; Mr. Schroeder, $1,770; and Mr. Bell, $1,250; and

  (b) Payment by the Company in 1993 of the Company's 401(k) matching contributions for Mr. Holt, $180, and Mr. Schroeder, $125.

(6) Mr. Bell became an executive officer of the Company in September 1993.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to options granted in fiscal 1993 to the Named Officers.

                                                                                         POTENTIAL
                                                                                    REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL
                                                                                      RATES OF STOCK
                                                                                    PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                      FOR OPTION TERM(3)
                         ---------------------------------------------------------- -------------------
                                              PERCENT OF TOTAL
                         NUMBER OF SECURITIES  OPTIONS GRANTED  EXERCISE
                          UNDERLYING OPTIONS    TO EMPLOYEES     PRICE   EXPIRATION
                            GRANTED (3)(1)    IN FISCAL YEAR(2)  ($/SH)     DATE      5%($)    10%($)
                         -------------------- ----------------- -------- ---------- --------- ---------
Finis F. Conner.........             0               --            --          --         --        --
David T. Mitchell.......       250,000              7.59%        $9.25     7/19/03  1,456,875 3,676,875
C. Scott Holt...........        20,000              0.61%         9.25     7/19/03    116,550   294,150
William J. Schroeder....             0               --            --          --         --        --
P. Jackson Bell.........       125,000              3.80%        10.75    10/19/03    846,563 2,136,563

- - --------
(1) All options in this table were granted under the Company's 1986 Plan and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable over a period of four years and expire ten years from the date of grant. The 1986 Plan is currently administered by the Compensation Committee of the Board of Directors, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.

(2) The Company granted options to purchase an aggregate of 3,292,099 shares to employees in fiscal 1993.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price of the Company's Common Stock were to increase at such rates from the price at 1993 Fiscal Year End ($14.625 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $23.84 and $37.88, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price. The Company does not necessarily agree that this method can properly determine the value of an option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table provides information with respect to option exercises in fiscal 1993 by the Named Officers and the value of such officers' unexercised options at 1993 Fiscal Year End.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                         OPTIONS AT           THE-MONEY OPTIONS AT
                                                     FISCAL YEAR-END(#)      FISCAL YEAR END ($)(2)
                                                  ------------------------- -------------------------
                                          VALUE
                         SHARES ACQUIRED REALIZED
          NAME           ON EXERCISE (#)  ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- -------- ----------- ------------- ----------- -------------
Finis F. Conner.........          0          --     393,749      206,251     $395,311     $ 17,189
David T. Mitchell.......          0          --      72,916      177,084      391,924      951,827
C. Scott Holt...........          0          --     143,749       76,251      131,770      113,230
William J. Schroeder....     10,000       71,250     68,125       86,460       17,189        2,866
P. Jackson Bell.........          0          --           0      125,000            0      484,375

- - --------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the NYSE on the date of exercise, minus the exercise price.

(2) Market value of securities underlying unexercised in-the-money options based on the closing price of the Company's Common Stock on December 31, 1993 (the last trading day of the Last Fiscal Year) on the NYSE of $14.625, minus the exercise price.

  The following table sets forth information regarding all repricings of options held by any executive officer since the Company' initial public offering of its Common Stock on April 12, 1988.

                                                   MARKET PRICE                         LENGTH OF ORIGINAL
                              NUMBER OF SECURITIES OF STOCK AT  EXERCISE PRICE             OPTION TERM
                                   UNDERLYING        TIME OF      AT TIME OF     NEW       REMAINING AT
                                  OPTIONS REPRICED REPRICING OR  REPRICING OR  EXERCISE DATE OF REPRICING
 NAME AND POSITION     DATE       OR AMENDED(#)(1) AMENDMENT($ ) AMENDMENT($ ) PRICE($)    OR AMENDMENT
 -----------------     ----   -------------------- ------------ -------------- -------- ------------------
David T. Mitchell     7/19/93       250,000           $9.25        $18.625      $9.25        9 years
 President and Chief                                                                         4 months
 Operating Officer

- - --------
(1) Options to purchase 350,000 shares granted on October 21, 1992 were cancelled in exchange for the grant of the option to purchase 250,000 shares on July 19, 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the Last Fiscal Year, the Compensation Committee consisted of directors William S. Anderson, L. Paul Bremer, Linda Wertheimer Hart and Mark Rossi.

  The Company and Kissinger Associates, Inc., a strategic consulting firm ("KAI"), entered into a consulting agreement dated November 29, 1992 (the "Consulting Agreement"), pursuant to which KAI agreed to provide consultation with respect to international developments that may affect the Company's business. In consideration for such services, the Company agreed to pay KAI the sum of $175,000 per annum. The Consulting Agreement expires on November 29, 1994. Ambassador L. Paul Bremer, a director of the Company, is the Managing Director of KAI.

                             CERTAIN TRANSACTIONS

  See also "Executive Officer Compensation--Compensation Committee Interlocks and Insider Participation" above.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following report is presented by the Committee with respect to the compensation of its executive management. Actual compensation during 1993 for the Named Officers is shown in the Summary Compensation Table contained in this proxy.

INTRODUCTION

  The Company's executive compensation policies are designed to provide a strong and direct link between the Company's performance and executive pay, provide competitive levels of compensation, and to assist the Company in attracting and retaining the most qualified executives in the industry. Target levels of the executive management's overall compensation are intended to be competitive with other executives in the Company's industry. The Compensation Committee of the Board of Directors (the "Committee") generally determines base salary levels as a primary element of compensation for executive management of the Company at or about the start of the fiscal year based upon competitive data and corporate and individual performance.

COMPENSATION PHILOSOPHY

  The goals of the Company's compensation program are to align management compensation with business objectives and stockholder interests through incentive and motivational criteria, performance measures and objectives, and use of stock-based incentives. In order to achieve that, the Company has historically positioned its executive base salary levels at approximately the 50th percentile of survey data, which includes both the Company's direct competitors and the companies with whom the Company competes for executive talent. Other key elements of the Company's compensation philosophy include establishing compensation programs that provide competitive pay systems to help the Company attract, retain and motivate its executive management and encourage and facilitate long-term executive stock ownership. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on achievement of the pre-set business plan for operating income, net sales and individual performance against the business plan.

1993 WORLDWIDE COMPENSATION PROGRAM

  In 1993, the Company's compensation program consisted of both cash and equity-based compensation. The three primary components of the compensation program were (i) base salary, (ii) profit sharing and annual bonus and (iii) long-term incentives.

  At the beginning of the 1993 year, the Committee approved setting of base salary levels for the executives based on competitive data, the prior year's corporate performance and individual recommendations of executive management. The Committee subsequently discussed, approved and implemented, based on the performance of the Company during 1993, a reduction of such base salary levels to the prior December 1992 levels. In addition, at its regular meetings at year end, the Committee considered but decided not to award bonuses or profit sharing to any of the Company's executives based on the performance of the Company in 1993. In January 1994, the Committee reinstated the 1993 annual base salary levels, previously approved by the Committee in early 1993, to be effective as of October 2, 1993, the first day of the Company's fourth quarter. This decision was based on the Company's return to profitability in the fourth quarter of 1993.

  In February 1994, the Committee adopted, and approved for stockholder submission and approval, the Company's Performance-Based Executive Compensation Plan (the "Plan") for implementation beginning in 1994. See "Proposal No. 3-- Approval of Performance-Based Executive Compensation Plan" for a description of the Plan.

  Annual performance-based awards will be paid from a pool calculated as the sum of the annual target award payments which can be made under the Plan.

  Long-term incentives are provided through grants of stock options and restricted stock. Based on recommendations of executive management, the Committee is responsible for determining, subject to the terms of these plans, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option or restricted stock award. Stock options are granted under the 1986 Incentive Stock Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The 1986 Incentive Stock Plan permits the grant of options at below fair market value.

  Restricted stock is granted under the 1992 Restricted Stock Plan. With restricted stock, the value of the award to executives also increases with increasing stock price. However, a substantial purpose of restricted stock is to provide incentives for experienced executives to remain with the Company for the long term. The Committee has the authority under this plan to determine the vesting schedule. To date, all restricted stock grants have been subject to the following vesting schedule: No shares vest for three years after the date of grant, at which time only 15% of the shares granted become vested. To become fully vested, the executive must remain with the Company for seven years after the date of grant. The Company believes that low turnover in experienced management is critical to the Company's long-term success and profitability. The time-phased restrictions encourage such executive retention.

  An additional important purpose of both the stock option and the restricted stock awards is to motivate executives to make the types of long-term changes in the financial performance of the business that will maximize long-term total return to stockholders. In accordance with the provisions of the Company's 1986 Incentive Stock Plan, the Committee granted stock options to certain new hires and some key executives of the Company during 1993.

  In July 1993, the Committee authorized the grant of options to purchase a total of 250,000 shares at an exercise price equal to the then fair market value to David T. Mitchell, President and Chief Operating Officer of the Company, in exchange for the cancellation of options to purchase a total of 350,000 shares that had been granted to him upon joining the Company in October 1992. See the table on page 16 for more information regarding the above.

COMPANY PERFORMANCE AND CEO COMPARISON

  As indicated above, the Company's 1993 executive compensation plan is based on corporate and individual performance, with a high percentage of variable compensation. Specifically, the Chairman and Chief Executive Officer's target base pay level is typically set at approximately the 50th percentile for high technology companies, using data specifically for high technology companies of similar size. In the past, Mr. Conner's total compensation has tracked closely the overall financial performance of the Company. In 1993, Mr. Conner received a base salary of $615,632 and no bonus as set forth in the Summary Compensation Table. Also, the Committee did not grant any stock options or award any restricted stock to Mr. Conner during 1993.

OTHER

  In addition to the compensation paid to executive management as described above, executive management and other key employees receive benefits under the Company's Medical Reimbursement Plan and the Executive Medical Reimbursement Plan. They also receive, along with and on the same terms as other employees, matching contributions by the Company under the Company's Pre-Tax Savings Plan (the Company's 401(k) plan). Finally, they are eligible to participate in the Company's Employee Stock Purchase Plan, which permits the purchase of stock at a discount through payroll deductions.

                               Respectfully submitted by:

                               William S. Anderson Linda Wertheimer Hart
                               L. Paul Bremer      Mark Rossi

                               PERFORMANCE GRAPH

  The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvested basis, from December 31, 1988 (the last day of the Company's 1988 fiscal year) through 1993 Fiscal Year End for Conner, the Standard & Poor's 500 Index (the "S&P 500") and a peer group constructed by the Company (the "Peer Group"). The graph assumes that $100 was invested in each of these three on December 31, 1988. The Peer Group is composed of Exabyte Corporation, Maxtor Corporation, Micropolis Corporation, Quantum Corporation, Rexon, Inc., Seagate Technology, Inc., Western Digital Corp. and Archive Corporation (from December 31, 1988 through December 29, 1992, when Archive Corporation was acquired by the Company). Returns for the Peer Group are weighted based on market capitalization at the beginning of each period presented. Note that historic stock price performance is not necessarily indicative of future stock price performance.



               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG CONNER PERIPHERALS, INC., S&P 500 INDEX AND PEER GROUP


                             CONNER            S&P
Measurement Period           PERIPHERALS       500         PEER
(Fiscal Year Covered)        INC.             INDEX        GROUP
- - -------------------          ----------     ---------    ----------
Measurement Pt-
FYE 12/31/88                    $100           $100         $100
FYE 12/31/89                    $167           $132         $143
FYE 12/31/90                    $300           $128         $171
FYE 12/31/91                    $200           $166         $195
FYE 12/31/92                    $263           $179         $356
FYE 12/31/93                    $186           $197         $370

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                        THE BOARD OF DIRECTORS

Dated: March 18, 1994

                           CONNER PERIPHERALS,INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O       The undersigned stockholder of Conner Peripherals, Inc., a Delaware
X  corporation (the "Company"), hereby appoints Finis F. Conner and David T.
Y Mitchell, and each of them, each with full power of substitution, as proxy for the undersigned to vote and otherwise represent all the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 19, 1994 at 10:00 a.m. at the Fairmont Hotel, 170 South Market Street, San Jose, California and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Proxy Statement.

        Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact hereunder.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's 1993 Annual Report to Stockholders.


                                                                 -------------
               PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.  SEE REVERSE
                                                                     SIDE
                                                                 -------------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND PROPOSALS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

1. The election of the following persons as Directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

NOMINEES: Finis F. Conner, William S. Anderson, William J. Schroeder, Mark Rossi, David T. Mitchell, Linda Wertheimer Hart and L. Paul Bremer.

FOR ALL NOMINEES  [ ]                      [ ] WITHHELD FROM ALL NOMINEES

[ ]
   ---------------------------------------------------
FOR all nominees except those listed on the line above
                                                  FOR     AGAINST    ABSTAIN
2.  Ratification and approval of the amendment    [ ]      [ ]         [ ]
    to the Company's Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder by 1,500,000 shares.

3.  Approval of the Company's Performance-Based   [ ]      [ ]         [ ]
    Executive Compensation Plan.

4.  Ratification and approval of the selection    [ ]      [ ]         [ ]
    of Price Waterhouse & Co. as independent certified public accountants for the
    Company for the fiscal year ending
    December 31, 1994.

    The proxies are authorized to vote and otherwise represent the shares of the undersigned on any other matters which may properly come before the meeting or any adjournments, according to their decision and in their discretion.

                 MARK HERE    [ ]            MARK HERE    [ ]
                 FOR ADDRESS                 IF YOU PLAN
                 CHANGE AND                  TO ATTEND
                 NOTE AT LEFT                THE MEETING

If the shares are held jointly, each holder should sign. If signing for estates, trusts, partnerships or corporations, title or capacity should be stated. Sign exactly as the name(s) appear on the stock certificate(s).

Signature: ______________________________  Date ____________________________

Signature: ______________________________  Date ____________________________